SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 1997


                          Golden Pharmaceuticals, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                     0-9065                84-0645174
 ----------------------------         -----------         -------------------
 (State or other jurisdiction         (Commission           (IRS Employer
       of incorporation)              File Number)        Identification No.)


                              710 Fourteenth Street
                             Golden, Colorado 80401
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 279-9375


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         (a) On April 7, 1997, Golden Pharmaceuticals, Inc. (the "Registrant") completed the sale of the assets related to its business of manufacturing and distributing Iodine-123 capsules for a total purchase price of $6,700,000 pursuant to the terms of an Asset Purchase Agreement (the "Agreement") dated April 7, 1997 by and between the Registrant and Syncor Pharmaceuticals, Inc.

                  Included in the sale was the New Drug Application for the Iodine-123 capsules, the building that contains the manufacturing facility for the Iodine-123 capsules and all of the equipment related to the Iodine-123 business.

                  The proceeds from the sale will be used to pay down the Registrant's existing bank debt and to allow the Company to expand its operations and presence in other sectors of the health care market.

                  The consideration received pursuant to the Agreement was determined through arm's length negotiations.

         (b)      Not applicable.

Item 7.  Financial Statements and Exhibits.

         (a)      Not applicable.

         (b)      Pro Forma Financial Information

                  a. Unaudited Pro Forma Condensed Balance Sheet as of February 28, 1997

                  b. Unaudited Pro forma Condensed Statement of Operations for the six months ended February 28, 1997

                  c. Unaudited Pro Forma Condensed Statement of Operations for the year ended August 31, 1996

         (c)      Exhibits

                  10 Asset Purchase Agreement dated April 7 , 1997 by and between Golden Pharmaceuticals, Inc. and Syncor Pharma-ceuticals, Inc.

                  20  Press Release dated April 11, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        GOLDEN PHARMACEUTICALS, INC.



Date:  April 22, 1997                By:  /s/  Glen H. Weaver
                                         ---------------------------------------
                                         Glen H. Weaver, Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                    Exhibit Description
-----------                    -------------------

    10 Asset Purchase Agreement dated April 7, 1997 by and between Golden Pharmaceuticals, Inc. and Syncor Pharmaceuticals, Inc.

    20        Press Release dated April 11, 1997